Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us in this Registration Statement on Form N-1A of GMO Trust relating to GMO Arlington Fund, GMO Berkeley Fund, GMO Clarendon Fund, and GMO Dartmouth Fund under the heading “Investment Advisory and Other Services — Independent Registered Public Accounting Firm”.
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2008